EXHIBIT 99.1

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FOR IMMEDIATE RELEASE
For more information, contact:
Media Contact:                          Investor Contact:
Silvia McLachlan                        (303) 414-5347
(303) 414-5342                          investor_relations@icgcom.com
silvia_mclachlan@icgcom.com             ------------------------------
------------------------------


                   ICG Communications Adds Record 90,422 Lines
                        During the Third Quarter of 1999

ENGLEWOOD, CO. (Oct. 28, 1999) - ICG Communications, Inc. (NASDAQ: ICGX) today announced its third quarter results, which were highlighted by the addition of 90,422 access lines, equivalent to 18 percent sequential growth and a 101 percent year over year growth. ICG ended the quarter with approximately 585,000 lines in service. In addition, the Company signed significant long-term contracts for value-added advanced Internet products and services.

Revenue increased $131.9 million, or 64 percent, from $205.3 million for the nine months ended September 30, 1998 to $337.2 million for the nine months ended September 30, 1999. The Company's third quarter revenue was $115.2 million, which excludes $16.2 million related to the recognition of local tandem switching and transport elements of reciprocal compensation. Excluding all revenue related to reciprocal compensation, the remaining components of the Company's third quarter total revenue increased $13.4 million, or 17 percent, compared to the second quarter of 1999.


--------------------------------------------------------------------------------
Note: ICG will be hosting a conference call for analysts and investors on October 28 at 9 a.m. MDT. To view the live Web-cast, or a replay, log onto ICG's Web page at www.icgcom.com
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

ICG Third Quarter Earnings                                       Page 2 of 10

Based on a ruling by the California Public Utilities Commission (CPUC) that did not involve ICG, the Company announced on September 21, 1999 that certain receivables for tandem switching and common transport rate elements previously billed to incumbent local exchange carriers (ILECS) may be uncollectible. Based on the CPUC ruling, the Company made a decision to no longer record these elements of reciprocal compensation in California or in any of the other states where the Company operates. As a result, the Company's third quarter revenue decreased $2.5 million, compared to the second quarter of 1999. ICG will continue to bill and pursue the collection of the tandem and transport element of reciprocal compensation.

Also, based on the CPUC ruling, the Company recorded a provision of $45.2 million for the potentially uncollectible accounts receivable related to the tandem and transport elements recognized in periods through June 30, 1999. Third quarter selling, general and administrative (SG&A) expense was $94.6 million, including the $45.2 million provision. This amount compares to the 1999 second quarter SG&A expense of $43.0 million. The Company's third quarter earnings before interest, taxes, depreciation, amortization, and nonrecurring and noncash charges (EBITDA) was a deficit of $(45.7) million, compared to $15.2 million for the second quarter of 1999. EBITDA improved by $22.0 million for the nine-month period ended September 30, 1999, compared to the same nine-month period in 1998.

ICG Third Quarter Earnings                                       Page 3 of 10

"During the third quarter, we solidified our role as a leading Internet infrastructure provider," said J. Shelby Bryan, chairman and chief executive officer of ICG. "We believe that we are well-positioned to capture 20 percent of the nation's dial-up Internet traffic by the end of 2000."

ICG met several other objectives during the third quarter, including the signing of definitive agreements for the sales of its FOTI and Satellite divisions and the completion of a $200 million loan facility.

Revenue Components:

ICG's third quarter local services revenue, excluding reciprocal compensation, grew by 23 percent, or $8.6 million, from the second quarter of 1999 due primarily to the increase in access lines and related minutes of use. In addition, special access services grew by $5.9 million, or 25 percent, between the second and third quarters of 1999 as a result of the increased demand for dedicated transport.

ICG's Revenue Components
   ($ in millions)

Three months ended                                           Annual                    Sequential
                                    9/30/99     9/30/98     % Change         6/30/99    % Change
------------------------------- ------------ ----------- --------------- ------------ --------------
Local services                        $69.5        46.2       50%              $76.8      (10%)
Long distance                           4.5         4.6       (2%)               5.1      (12%)
Special access                         29.3        20.2       45%               23.4       25%
Switched termination                   11.9        11.6        3%               12.4      (4%)
------------------------------- ------------ -----------                 ------------
Total Revenue                         115.2        82.6       39%              117.7      (2%)
------------------------------- ------------ ----------- --------------- ------------ --------------

ICG Third Quarter Earnings                                       Page 4 of 10

Depreciation  and   Amortization,   and  Interest   Expense:
Depreciation and amortization for the three months and nine months ended September 30, 1999 was $45.1 and $126.1 million, respectively.

Interest expense, net of interest income, for the three months and nine months ended September 30, 1999 was $49.1 million and $140.0 million.

Discontinued Operations:

The Company records results from its fiber optic (FOTI) and Satellite divisions as discontinued operations. Subsequent to the end of the third quarter, the Company announced the completion of the sale of its FOTI division. ICG expects combined proceeds from the sale of its FOTI and Satellite divisions to be in excess of $120 million.

Net Loss:

Net loss for the three months and nine months ended September 30, 1999 was $155.8 million and $181.5 million, respectively.

Loss per share for the three months and nine months ended September 30, 1999 was $3.29 and $2.12, respectively.

Operations:

At September 30, 1999, ICG had 4,449 operational fiber route miles (with another 523 miles under construction), compared to 3,995 route miles at September 30,

ICG Third Quarter Earnings                                       Page 5 of 10

1998. The Company increased its buildings connected by 51 percent, reaching 7,415 buildings connected at the end of the current quarter, compared to 4,901 buildings connected on September 30, 1998. ICG ended the quarter with 29 circuit switches. In addition, the Company ended the quarter with 23 installed ATM switches, which will be operational in the fourth quarter.

About ICG Communications:

ICG Communications, Inc. is one of the nation's fastest-growing, Internet infrastructure service providers to the Internet service provider (ISP) community. Through its nationwide communications network that serves more than 700 cities, ICG provides access for approximately 10 percent of the nation's dial-up Internet traffic. In addition, ICG provides high-quality telecom services, including local, long distance and data communications, to businesses nationwide, as well as direct connectivity to interexchange carriers. For more information on ICG Communications (NASDAQ: ICGX), visit the company's Web site at http://www.icgcom.com.
                                       ###

Information and statements contained in this press release contain expressed or implied, forward-looking disclosures that are based on the beliefs of management as well as assumptions made based on information currently available to management. These forward-looking statements and information involve risks and uncertainty, including, but not limited to, future demand for the company's services, general economic conditions, government regulations, competition and customer strategies, capital deployment, the impact of pricing, and other risks and uncertainties. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. These risks are detailed from time to time in various reports filed by ICG with the SEC, including Form 10-K filed for the fiscal year ended December 31, 1998, Forms 10-Q for the quarters ended March 31, 1999 and June 30, 1999, and Form 10-Q to be filed for the quarter ended September 30, 1999.

ICG Third Quarter Earnings                                       Page 6 of 10

Attachments:
         Key Operating Statistics,
         Consolidated Statements of Operations, and
         Consolidated Condensed Balance Sheets

ICG Third Quarter Earnings                                       Page 7 of 10


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


Key Operating Statistics


                         As of,     Sept 30,       June 30,      March 31,      Dec 31,      Sept 30,
                                      1999           1999          1999          1998          1998
-------------------------------- -------------- -------------- -------------- ------------ -------------
Access lines in service                584,827        494,405        418,610      354,482       290,983
-------------------------------- -------------- -------------- -------------- ------------ -------------
Fiber route miles
   Operational                           4,449          4,406          4,351        4,255         3,995
   Under construction                      523             --             --           --            --
-------------------------------- -------------- -------------- -------------- ------------ -------------
Fiber strand miles
   Operational                         167,067        164,416        155,788      134,152       127,756
   Under construction                   19,224             --             --           --            --
-------------------------------- -------------- -------------- -------------- ------------ -------------
Buildings connected
  On network                               939            874            789          777           684
  Hybrid                                 6,476          5,915           5337        4,620         4,217
                                 -------------- -------------- -------------- ------------ -------------
     Total buildings                     7,415          6,789          6,126        5,397         4,901
     connected
-------------------------------- -------------- -------------- -------------- ------------ -------------
Switches
   Circuit                                  29             29             29           29            21
   Data                                     16             16             17           16            15
                                 -------------- -------------- -------------- ------------ -------------
     Total switches                         45             45             46           45            36
-------------------------------- -------------- -------------- -------------- ------------ -------------
Collocations with ILECs                    139            126            111           59            47
-------------------------------- -------------- -------------- -------------- ------------ -------------

                                             ICG Press Release, 10/28/99, Page 8

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CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
($ in thousands except per share data)


                                                    Year-over-year comparison                    Sequential comparison
                                                    --------------------------                 -------------------------
                                                        Three months ended,                        Three months ended,
                                                    --------------------------                ---------------------------
Revenue:                                              9/30/99       9/30/98      % Change           9/30/99     6/30/99    % Change
                                                    ------------- ------------  ------------  -------------- ------------ ----------
       Local services                                   $ 69,454       46,171        50%           $ 69,454       76,770       (10%)
       Long distance                                       4,541        4,572        (1%)             4,541        5,093       (11%)
       Special access                                     29,328       20,213        45%             29,328       23,438        25%
       Switched terminating access                        11,843       11,611         2%             11,843       12,353        (4%)
                                                    ------------- ------------                 ------------- ------------
         Total revenue                                   115,166       82,567        39%            115,166      117,654        (2%)

Operating costs                                          (66,284)     (48,145)       38%            (66,284)     (59,458)       11%
Selling, general and administrative                      (94,558)     (39,485)      139%            (94,558)     (42,975)      120%
                                                    ------------- ------------                 ------------- ------------
  EBITDA (before nonrecurring and
          noncash charges                                (45,676)      (5,063)      802%            (45,676)      15,221      (400%)

Depreciation and amortization                            (45,079)     (22,715)       98%            (45,079)     (44,683)        1%
Provision for impairment of long-lived assets                  -            -         NA                  -      (29,300)     (100%)
Other, net                                                  (626)           -         NA               (626)        (398)       57%
                                                    ------------- ------------                 ------------- ------------
     Operating loss                                      (91,381)     (27,778)      229%            (91,381)     (59,160)       54%

Interest expense                                         (52,891)     (45,958)       15%            (52,891)     (51,308)        3%
Interest income                                            3,772        8,190       (54%)             3,772        3,793        (1%)
Other, net                                                  (333)        (350)       (5%)              (333)      (1,843)      (82%)
                                                    ------------- ------------                 ------------- ------------
Loss from continuing operations before
   preferred dividends and extraordinary gain           (140,833)     (65,896)      114%           (140,833)    (108,518)       30%

Income tax expense                                             -          (45)                            -            -         NA
Accretion and preferred dividends on preferred
   securities of subsidiaries                            (15,694)     (13,987)       12%            (15,694)     (15,241)        3%
                                                    ------------- ------------                 ------------- ------------
Loss from continuing operations
   before extraordinary gain                            (156,527)     (79,928)       96%           (156,527)    (123,759)       26%

Discontinued operations:
   Net income (loss) from discontinued operations            748      (15,535)     (105%)               748         (692)     (208%)
   Loss on disposal of discontinued
     operations                                                -       (1,201)     (100%)                 -       (7,959)     (100%)
                                                    ------------- ------------                 ------------- ------------
                                                             748      (16,736)     (104%)               748       (8,651)     (109%)

                                                    ============= ============                 ============= ============
Net loss                                              $ (155,779)     (96,664)      (61%)        $ (155,779)    (132,410)      (18%)
                                                    ============= ============                 ============= ============

Net loss per share - basic and diluted:
   Loss from continuing operations                       $ (3.31)       (1.75)      (89%)           $ (3.31)       (2.63)      (26%)
   Net income (loss) from discontinued operations           0.02        (0.37)      104%               0.02        (0.19)        NA
                                                    ------------- ------------                 ------------- ------------
     Net loss per share                                  $ (3.29)       (2.12)      (55%)           $ (3.29)       (2.82)      (17%)
                                                    ============= ============                 ============= ============
Weighted average number
   of shares outstanding                                  47,320       45,588                        47,320       46,988
                                                    ============= ============                 ============= ============

                                             ICG Press Release, 10/28/99, Page 9

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CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
($ in thousands except per share data)


                                                        Nine months ended,
                                                   ------------------------------
Revenue:                                              9/30/99          9/30/98         % Change
                                                   -------------    -------------     ----------
       Local services                                 $ 213,623           98,740           116%
       Long distance                                     14,765           15,431            (4%)
       Special access                                    75,328           53,883            40%
       Switched terminating access                       33,435           37,215           (10%)
                                                   -------------    -------------
          Total revenue                                 337,151          205,269            64%

Operating costs                                        (179,391)        (137,113)           31%
Selling, general and administrative                    (180,341)        (112,699)           60%
                                                   -------------    -------------
          EBITDA (before nonrecurring and
                   noncash charges)                     (22,581)         (44,543)          (49%)

Depreciation and amortization                          (126,137)         (54,310)          132%
Provision for impairment of long-lived assets           (29,300)               -             NA
Other, net                                                  (91)            (498)          (82%)
                                                   -------------    -------------
     Operating loss                                    (178,109)         (99,351)           79%

Interest expense                                       (151,637)        (121,862)           24%
Interest income                                          11,669           22,175           (47%)
Other, net                                               (2,676)            (962)          178%
                                                   -------------    -------------
Loss from continuing operations before
   preferred dividends and extraordinary gain          (320,753)        (200,000)           60%

Income tax expense                                            -              (45)         (100%)
Accretion and preferred dividends on
   preferred securities of subsidiaries                 (45,739)         (40,774)           12%
                                                   -------------    -------------
Loss from continuing operations
   before extraordinary gain                           (366,492)        (240,819)           52%

Discontinued operations:
   Net loss from discontinued operations                    (55)         (57,235)         (100%)
   Loss on disposal of discontinued
     operations                                          (7,959)          (1,201)          563%
                                                   -------------    -------------
                                                         (8,014)         (58,436)          (86%)

Extraordinary gain on sales of operations
   of NETCOM, net of income taxes                       193,029                -             NA
                                                   =============    =============
Net loss                                              $(181,477)        (299,255)           39%
                                                   =============    =============

Net loss per share - basic and diluted:
   Loss from continuing operations                      $ (7.81)           (5.36)          (46%)
   Net loss from discontinued operations                  (0.17)           (1.30)           87%
   Extraordinary gain                                      4.11                -             NA
                                                   -------------    -------------
     Net loss per share                                 $ (3.87)           (6.66)           42%
                                                   =============    =============

Weighted average number
   of shares outstanding                                 46,948           44,922
                                                   =============    =============


                                            ICG Press Release, 10/28/99, Page 10

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CONSOLIDATED CONDENSED BALANCE SHEETS (unaudited)
($ in thousands)


                                                                        September 30,             December 31,
Assets:                                                                     1999                      1998
                                                                    ------------------------------------------
     Cash, cash equivalents and short-term investments                      $ 170,659               $ 262,307
     Receivables, net                                                         140,935                 113,559
     Property and equipment, net                                            1,203,429                 908,058
     Other assets, net                                                        207,314                 202,883
     Net assets of discontinued operations                                     65,113                 102,840
                                                                    ------------------      ------------------
         Total assets                                                     $ 1,787,450             $ 1,589,647
                                                                    ==================      ==================


Liabilities and Stockholders' Deficit:
     Accounts payable and accrued liabilities                               $ 150,597                $ 87,636
     Capital leases                                                            70,013                  67,792
     Debt                                                                   1,855,530               1,599,044
     Other long-term liabilities                                                  862                       -
                                                                    ------------------      ------------------
         Total liabilities                                                  2,077,002               1,754,472
                                                                    ------------------      ------------------

     Redeemable preferred securities of subsidiaries                          505,396                 466,352

     Stockholders' deficit:
       Common stock                                                               475                     464
       Additional paid-in capital                                             595,516                 577,940
       Accumulated deficit                                                 (1,390,939)             (1,209,462)
       Accumulated other comprehensive loss                                         -                    (119)
                                                                    ------------------      ------------------
         Total stockholders' deficit                                         (794,948)               (631,177)

                                                                    ------------------      ------------------
         Total liabilities and stockholders' deficit                      $ 1,787,450             $ 1,589,647
                                                                    ==================      ==================


     Diluted shares (in thousands)                                             50,318                  56,183
